SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

VPC IMPACT ACQUISITION HOLDINGS III, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Explanatory Note

VPC Impact Acquisition Holdings III, Inc. (“VPCC”) is filing these definitive additional proxy materials to correct two scrivener’s errors on the first page of the Notice of Special Meeting in the definitive proxy statement/prospectus filed by VPCC with the Securities and Exchange Commission on December 13, 2021 (as revised and supplemented, the “Definitive Proxy Statement/Prospectus”), in connection with the proposed business combination of VPCC with Dave Inc. (the “Business Combination”), which inadvertently stated that the Special Meeting is to be held on January 4, 2021 rather than January 4, 2022. The Notice of Special Meeting with the corrected dates is reflected below. All the other information in the Definitive Proxy Statement/Prospectus remains unchanged. The corrected disclosures should be read in conjunction with the disclosures contained in the Definitive Proxy Statement/Prospectus, which should be read in its entirety. To the extent the information set forth herein differs from or updates information contained in the Definitive Proxy Statement/Prospectus, the information set forth herein shall supersede or supplement the information in the Definitive Proxy Statement/Prospectus. All page and paragraph references used herein refer to the Definitive Proxy Statement/Prospectus before any additions or deletions resulting from the revised disclosures, and terms used below, unless otherwise defined, have the meanings set forth in the Definitive Proxy Statement/Prospectus.

CORRECTION TO NOTICE OF SPECIAL MEETING IN THE DEFINITIVE PROXY STATEMENT/PROSPECTUS

The Notice of Special Meeting in the Definitive Proxy Statement/Prospectus is hereby amended and restated as follows:

VPC IMPACT ACQUISITION HOLDINGS III, INC.

150 North Riverside Plaza, Suite 5200

Chicago, Illinois 60606

NOTICE OF SPECIAL MEETING TO BE HELD ON JANUARY 4, 2022

To the Stockholders of VPC Impact Acquisition Holdings III, Inc.:

NOTICE IS HEREBY GIVEN that a Special Meeting of VPC Impact Acquisition Holdings III, Inc., a Delaware corporation (“VPCC,” the “Company,” “we,” “us” or “our”), will be held on January 4, 2022 at 11:00 a.m. Eastern Time (the “Special Meeting”). Online check-in will begin on December 28, 2021 and you should allow ample time for the check-in procedures. In light of the on-going developments related to the COVID-19 pandemic and to protect the health of the VPCC Stockholders and the community, the Special Meeting will be a completely virtual meeting of stockholders conducted via live audio webcast. You will be able to attend the Special Meeting by visiting https://www.cstproxy.com/vpcc/2021 and inserting the control number included in your proxy card. You will be able to vote your shares electronically over the Internet and submit questions online during the meeting by logging in to the website listed above and using the control number. The Special Meeting is being held to conduct the following items of business:

Proposal No. 1—The Business Combination Proposal—To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of June 7, 2021 (as it may be amended from time to time, the “Merger Agreement”), by and among VPCC, Dave Inc., a Delaware corporation (“Dave”), Bear Merger Company I Inc., a Delaware corporation and a direct, wholly owned subsidiary of VPCC (“First Merger Sub”), and Bear Merger Company II LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of VPCC (“Second Merger Sub” and together with the First Merger Sub, the “Merger Subs”), pursuant to which First Merger Sub will merge with and into Dave (the “First Merger”), with Dave being the surviving corporation of the First Merger (the “Surviving Corporation”), and immediately following the First Merger, the Surviving

Corporation will merge with and into Second Merger Sub (the “Second Merger,” together with the First Merger, the “Mergers” and the Mergers together with the other transactions contemplated by the Merger Agreement, the “Business Combination”), with Second Merger Sub being the surviving company of the Second Merger as a wholly owned subsidiary of VPCC (VPCC following such Mergers, hereinafter referred to as the “Combined Company”). Following the Mergers, the Combined Company will operate under the name “Dave Inc.” and the Surviving Entity will operate under the name “Dave Operating LLC”. A copy of the Merger Agreement is attached as Annex A to the proxy statement/prospectus (the “Business Combination Proposal”);

Proposal No. 2—The Charter Amendment Proposal—To consider and act upon a proposal to adopt the proposed Second Amended and Restated Certificate of Incorporation of the Company (the “Proposed Charter”) attached as Annex B to the proxy statement/prospectus (the “Charter Amendment Proposal”);

The Governance Proposals—To consider and act upon, on a non-binding advisory basis, eight separate governance proposals relating to the following material differences between VPCC’s Amended and Restated Certificate of Incorporation (the “Existing Charter”) and the Proposed Charter to be in effect upon the completion of the Business Combination in accordance with the United States Securities and Exchange Commission requirements:

Proposal No. 3A—To consider and vote upon an amendment to VPCC’s Existing Charter to increase the total number of authorized shares of all classes of capital stock from 221,000,000 shares to, following the automatic conversion of all VPCC Class B common stock, par value $0.0001 (the “VPCC Class B Common Stock”) into VPCC Class A common stock, par value $0.0001 (the “VPCC Class A Common Stock”) immediately prior to the Closing of the Business Combination, 610,000,000 shares, which would consist of (a) 500,000,000 shares of Class A common stock of the Combined Company, par value $0.0001 (the “Combined Company Class A Common Stock”), (b) 100,000,000 shares of Class V common stock of the Combined Company, par value $0.0001 (the “Combined Company Class V Common Stock”) and (c) 10,000,000 shares of preferred stock of the Combined Company, par value $0.0001.

Proposal No. 3B—To consider and vote upon an amendment to VPCC’s Existing Charter to authorize a dual class common stock structure pursuant to which holders of Combined Company Class A Common Stock will be entitled to one vote per share and holders of Combined Company Class V Common Stock will be entitled to ten votes per share on each matter properly submitted to the Combined Company’s stockholders entitled to vote.

Proposal No. 3C—To consider and vote upon an amendment to VPCC’s Existing Charter to require, with respect to any vote to increase or decrease the number of authorized shares of any class or classes of stock (but not below the number of shares then outstanding), the affirmative vote of a majority of the holders of all of the then-outstanding shares of capital stock of the Combined Company entitled to vote thereon, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law, and no vote of the holders of the Combined Company Class A Common Stock voting separately as a class shall be required therefor.

Proposal No. 3D—To consider and vote upon an amendment to VPCC’s Existing Charter to provide, subject to the special rights of the holders of any series of preferred stock of the Combined Company, that no director may be removed from the Combined Company board except for cause and only by the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of the then-outstanding shares of capital stock of the Combined Company entitled to vote generally in the election of directors voting together as a single class;

Proposal No. 3E—To consider and vote upon an amendment to VPCC’s Existing Charter to require the affirmative vote of either a majority of the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships (the “Whole Board”) or the holders of at least two-thirds (2/3) of the voting power of all then-outstanding shares of capital stock of the Combined Company entitled to vote generally in the election of directors, voting together as a single class, for the adoption, amendment, or repeal of any provision of the bylaws (in addition to any vote of the holders of any class or series of stock of required by applicable law or by the Proposed Charter of the Combined Company); provided, however, that if two-thirds (2/3) of the Whole Board has approved such adoption, amendment or repeal, then only the affirmative vote of the holders of at least a majority of the voting power of all then-outstanding shares of capital stock of the Combined Company entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws;

Proposal No. 3F—To consider and vote upon an amendment to VPCC’s Existing Charter to require the affirmative vote of a majority of the board of directors and the holders of two-thirds (2/3) of the voting power of the then-outstanding shares of capital stock of the Combined Company for the adoption, amendment, or repeal of certain provisions of the Proposed Charter; provided that if two-thirds (2/3) of the Whole Board has approved such amendment or repeal, then only the affirmative vote of the holders of at least a majority of the voting power of the then-outstanding shares of capital stock of the Combined Company will be required for the amendment or repeal of such provision;

Proposal No. 3G—To consider and vote upon an amendment to VPCC’s Existing Charter to clarify that the exclusive jurisdiction of the Chancery Court of the State of Delaware shall not apply to suits brought to enforce any duty or liability under the Securities Act or the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. To the fullest extent permitted by law, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of claims arising under the Securities Act; and

Proposal No. 3H—To consider and vote upon an amendment to VPCC’s Existing Charter to authorize all other proposed changes, including, among others, those (i) resulting from the Business Combination, including changing the post-business combination corporate name from “VPC Impact Acquisition Holdings III, Inc.” to “Dave Inc.” and removing certain provisions relating to VPCC’s prior status as a blank check company and VPCC Class B Common Stock that will no longer apply upon the Closing, or (ii) that are administrative or clarifying in nature, including the deletion of language without substantive effect.

We refer to Proposals No. 3A through 3H collectively as the “Governance Proposals.”

Proposal No. 4—The Director Election Proposal—a proposal to elect, assuming the Business Combination Proposal, the Charter Amendment Proposal and the Share Issuance Proposal (as defined below) are all approved and adopted, five directors to the Combined Company’s board of directors (the “Director Election Proposal”).

Proposal No. 5—The 2021 Equity Incentive Plan Proposal—To approve and adopt the 2021 Equity Incentive Plan (the “2021 Plan”) and material terms thereunder (the “2021 Equity Incentive Plan Proposal”). A copy of the 2021 Plan is attached to the proxy statement/prospectus as Annex C.

Proposal No. 6—The Employee Stock Purchase Plan Proposal—To approve and adopt the 2021 Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”) and material terms thereunder (the “Employee Stock Purchase Plan Proposal”). A copy of the Employee Stock Purchase Plan is attached to this proxy statement/prospectus as Annex D.

Proposal No. 7—The Share Issuance Proposal—a proposal to approve, assuming the Business Combination Proposal and the Charter Amendment Proposal are approved and adopted, for purposes of complying with applicable NYSE Listing Rules, the issuance of more than 20% of VPCC’s issued and outstanding common stock in connection with the Business Combination, the PIPE Investment (as defined herein) and any additional subscription agreements VPCC may enter into prior to Closing, and the related change in control (collectively, the “Share Issuance Proposal”).

Proposal No. 8—The Repurchase Proposal—a proposal to approve the Repurchase Agreement, dated as of June 7, 2021, by and among VPCC, Jason Wilk, Kyle Beilman and Dave wherein VPCC agreed to repurchase

Combined Company Common Shares from Jason Wilk and Kyle Beilman at $10.00 per share, effective as of the Business Day following the effective time of the Second Merger (the “Repurchase Agreement”) and the transactions contemplated by the Repurchase Agreement (the “Repurchase Proposal”).

Proposal No. 9—The Adjournment Proposal—to consider and vote upon a proposal to approve the a proposal to consider and vote upon the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, any of the Business Combination Proposal, the Charter Amendment Proposal, the Director Election Proposal, the 2021 Equity Incentive Plan Proposal, the Employee Stock Purchase Plan Proposal, the Share Issuance Proposal and the Repurchase Proposal (together the “Condition Precedent Proposals”) would not be duly approved and adopted by our stockholders or we determine that one or more of the Closing conditions under the Merger Agreement is not satisfied or waived (we refer to this proposal as the “Adjournment Proposal” and, together with the Business Combination Proposal, the Charter Amendment Proposal, the Governance Proposals, the Director Election Proposal, the 2021 Equity Incentive Plan Proposal, the Employee Stock Purchase Plan Proposal, the Share Issuance Proposal and the Repurchase Proposal, the “Proposals”).

The above matters are more fully described in the accompanying proxy statement/prospectus. We urge you to read carefully the accompanying proxy statement/prospectus in its entirety, including the Annexes and the accompanying financial statements of VPCC and Dave.

The record date for the Special Meeting is November 12, 2021. Only VPCC Stockholders of record at the close of business on that date may vote at the Special Meeting or any adjournment thereof. A complete list of the VPCC Stockholders of record entitled to vote at the Special Meeting will be available for 10 days before the Special Meeting at VPCC’s principal executive offices for inspection by stockholders during ordinary business hours for any purpose germane to the Special Meeting. The eligible stockholder list will also be available at the Special Meeting for examination by any stockholder of record present at such meeting.

We are providing the accompanying proxy statement/prospectus and accompanying proxy card to the VPCC Stockholders in connection with the solicitation of proxies to be voted at the Special Meeting and at any adjournments of the Special Meeting. Information about the Special Meeting, the Business Combination and other related business to be considered by the VPCC Stockholders at the Special Meeting is included in the accompanying proxy statement/prospectus. Whether or not you plan to attend the Special Meeting, we urge all of the VPCC Stockholders to read the accompanying proxy statement/prospectus, including the Annexes and the accompanying financial statements of VPCC and Dave, carefully and in their entirety. After careful consideration, the VPCC Board has approved the Business Combination and recommends that the VPCC Stockholders vote “FOR” adoption of the Merger Agreement and approval of the Business Combination, including the transactions contemplated by the Merger Agreement and the Mergers, and “FOR” all other proposals presented to the VPCC Stockholders in the accompanying proxy statement/prospectus. When you consider the VPCC Board’s recommendation of these proposals, you should keep in mind that VPCC’s directors and officers have interests in the Business Combination that may conflict with your interests as a stockholder. Please see the sections titled “The Business Combination and the Merger Agreement—Interests of Certain VPCC Persons in the Business Combination” and “VPCC Special Meeting of Stockholders—Recommendation to VPCC Stockholders” for additional information.

In connection with VPCC’s initial public offering (the “IPO”), VPC Impact Acquisition Holdings Sponsor III, LLC, a Delaware limited liability company (our “Sponsor”) and the other holders of VPCC Class B Common Stock prior to the IPO (the “Initial Stockholders”), agreed to vote all shares of VPCC Class B Common Stock and any shares of VPCC Class A Common Stock purchased during or after the IPO in favor of the Business Combination. Currently, the Initial Stockholders own approximately 20.0% of VPCC’s issued and outstanding common stock, including all of the outstanding shares of VPCC Class B Common Stock.

Pursuant to VPCC’s Existing Charter, a holder of VPCC’s Public Shares (as defined below) may request that VPCC redeem all or a portion of such stockholder’s Public Shares for cash if the Business Combination is consummated. You will be entitled to receive cash for any Public Shares to be redeemed if, prior to 5:00 p.m. Eastern Time on December 31, 2021 (two business days before the scheduled date of the Special Meeting), you (i) tender your Public Shares physically or electronically and (ii) submit a request in writing that VPCC redeem your Public Shares for cash, including the legal name, phone number and address of the beneficial owner of the shares for which redemption is requested to VPCC’s transfer agent.

Holders of units issued in the IPO (“Units”) must elect to separate the underlying shares (“Public Shares”) and warrants (“Public Warrants”) prior to exercising redemption rights with respect to the Public Shares. If holders hold their Units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the Units into the underlying Public Shares and Public Warrants, or if a holder holds Units registered in its own name, the holder must contact the transfer agent directly and instruct it to separate the Units. The redemption rights include the requirement that a holder must identify itself in writing as a beneficial holder and provide its legal name, phone number and address to the transfer agent in order to validly redeem its shares. Public Stockholders may elect to redeem their Public Shares even if they vote “for” the Business Combination Proposal. If the Business Combination is not consummated, the Public Shares will not be redeemed for cash. If a Public Stockholder (as defined below) properly exercises its right to redeem its Public Shares and timely delivers its shares to the transfer agent, VPCC will redeem each Public Share for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account established in connection with the IPO (the “Trust Account”), calculated as of two business days prior to the Closing, including interest not previously released to VPCC to pay its income taxes, divided by the number of then issued and outstanding Public Shares. For illustrative purposes, based on the fair value of marketable securities held in the Trust Account as of September 30, 2021 of approximately $253,782,145.56, this would have amounted to approximately $10.00 per Public Share. If a Public Stockholder exercises its redemption rights, then it will be exchanging its redeemed Public Shares for cash and will no longer own such shares. See the section titled “VPCC Special Meeting of Stockholders—Redemption Rights” in the accompanying proxy statement/prospectus for a detailed description of the procedures to be followed if you wish to redeem your Public Shares for cash.

Notwithstanding the foregoing, a holder of Public Shares, together with any affiliate of such Public Stockholder or any other person with whom such Public Stockholder is acting in concert or as a “group” (as defined under Section 13(d) of the Exchange Act), will be restricted from redeeming its Public Shares with respect to more than an aggregate of 15% of the Public Shares without VPCC’s prior consent. Accordingly, if a Public Stockholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the Public Shares, then any such shares in excess of that 15% limit would not be redeemed for cash unless such stockholder first obtains VPCC’s prior consent.

The Merger Agreement provides that the obligation of Dave to consummate the Business Combination is conditioned on the amount in the Trust Account, following payment to all holders of VPCC Class A Common Stock in connection with VPCC Share Redemptions (as defined below), plus the amount of funds available to VPCC outside of the Trust Account at the Closing, plus the proceeds of the PIPE Investment and the amount of any alternative financing with respect to the PIPE Investment, on terms and conditions no less favorable in the aggregate than the PIPE Investment (the “VPCC Available Cash”), equaling or exceeding $210,000,000. This minimum cash condition to Closing in the Merger Agreement is for the sole benefit of Dave and may be waived by it. If this condition becomes incapable of being satisfied at the Closing and continues to be incapable of being satisfied at the Closing for a period of 30 business days (after giving effect to any alternative financing that may be arranged with respect to the PIPE Investment), Dave may elect not to consummate the Business Combination and may terminate the Merger Agreement.

In no event will VPCC redeem Public Shares in an amount that would result in its net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) being less than $5,000,001. Holders of Public Warrants do not have redemption rights in connection with the Business Combination.

VPCC’s Initial Stockholders have agreed to waive their redemption rights with respect to shares of VPCC Class B Common Stock and with respect to any Public Shares they may have held in connection with the Closing and to convert such shares of VPCC Class B Common Stock into shares of VPCC Class A Common Stock in connection with the Closing. The shares of Class B common stock will be excluded from the pro rata calculation used to determine the per-share redemption price at the time of the redemptions.

The approval of each of the Business Combination Proposal, the Governance Proposals (on an advisory basis), the 2021 Equity Incentive Plan Proposal, the Employee Stock Purchase Plan Proposal, the Share Issuance Proposal, the Repurchase Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by holders of outstanding VPCC shares of common stock represented in person or by proxy at the Special Meeting and entitled to vote thereon. The approval of the Charter Amendment Proposal requires the affirmative vote of the holders of a majority of VPCC’s shares of common stock entitled to vote thereon. Directors are elected by a plurality of all of the votes cast by holders of VPCC’s outstanding shares of common stock represented in person or by proxy at the Special Meeting and entitled to vote thereon.

Your vote is very important. Whether or not you plan to attend the Special Meeting via live audio webcast, please vote as soon as possible by following the instructions in the accompanying proxy statement/prospectus to make sure that your shares are represented at the Special Meeting. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the Special Meeting. The Business Combination and the other transactions contemplated by the Merger Agreement will be consummated only if the Business Combination Proposal, the Charter Amendment Proposal, the Director Election Proposal, the 2021 Equity Incentive Plan Proposal, the Employee Stock Purchase Plan Proposal, the Share Issuance Proposal and the Repurchase Proposal are approved at the Special Meeting. Each of the Business Combination Proposal, the Charter Amendment Proposal, the Director Election Proposal, the 2021 Equity Incentive Plan Proposal, the Employee Stock Purchase Plan Proposal, the Share Issuance Proposal and the Repurchase Proposal are cross-conditioned on the approval of each other. The Governance Proposals and the Adjournment Proposal are not conditioned on the approval of any other Proposals.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted FOR each of the proposals presented at the Special Meeting. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not attend the Special Meeting electronically, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting. If you are a stockholder of record and you attend the Special Meeting and wish to vote electronically at the Special Meeting, you may withdraw your proxy and vote electronically at the Special Meeting.

Your attention is directed to the proxy statement/prospectus accompanying this notice (including the annexes thereto) for a more complete description of the Merger Agreement, proposed Business Combination and related transactions and each of the proposals. We encourage you to read the accompanying proxy statement/prospectus carefully. You can also visit the Company’s website, at https://www.victoryparkcapital.com/vih/vpc-impact-acquisition-holdings-iii-inc/ to access how to vote information. We do not intend for our website address to be an active link or to otherwise incorporate by reference the contents of the website into this proxy statement/prospectus. If you have any questions or need assistance voting your common stock, please contact VPCC’s proxy solicitor, Morrow Sodali LLC, at (800) 662-5200 (toll free) or banks and brokers can call collect at (203) 658-9400, or by email to VPCC.info@investor.morrowsodali.com.

Thank you for your participation. We look forward to your continued support.

By Order of the VPCC Board,

/s/ Gordon Watson
Gordon Watson
Co-Chief Executive Officer

— END OF DEFINITIVE ADDITIONAL MATERIALS TO PROXY STATEMENT —

Additional Information and Where to Find It

In connection with the Business Combination, VPCC filed a registration statement on Form S-4 and amendments thereto (the “Registration Statement”), which was declared effective on December 9, 2021. This supplemental information is not a substitute for, and should be read in conjunction with, the Definitive Proxy Statement/Prospectus that is both the proxy statement distributed to holders of VPCC’s common stock in connection with its solicitation of proxies for the vote by VPCC’s stockholders with respect to the Business Combination and other matters as may be described in the Registration Statement, as well as the prospectus relating to the offer and sale of the securities to be issued in connection with the Business Combination. This document does not contain all the information that should be considered concerning the Business Combination and is not intended to form the basis of any investment decision or any other decision in respect of the Business Combination. INVESTORS AND SECURITY HOLDERS AND OTHER INTERESTED PARTIES ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS, AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT DAVE, VPCC, THE BUSINESS COMBINATION AND RELATED MATTERS.

The Definitive Proxy Statement/Prospectus has been mailed to stockholders of VPCC as of November 12, 2021, the record date established for voting on the Business Combination. VPCC’s stockholders are also able to obtain copies of the Definitive Proxy Statement/Prospectus and other documents filed with the SEC, without charge, at the SEC’s website at www.sec.gov. These documents can also be obtained free of charge from VPCC upon written request to VPCC by emailing vih3info@victoryparkcapital.com or by directing a request to VPCC’s secretary at c/o Victory Park Capital Advisors, LLC, 150 North Riverside Plaza, Suite 5200, Chicago, IL 60606.

No person is authorized to give any information or to make any representation with respect to the matters that the Definitive Proxy Statement/Prospectus describes other than those contained in the Definitive Proxy Statement/Prospectus, and, if given or made, the information or representation must not be relied upon as having been authorized by VPCC or Dave. The Definitive Proxy Statement/Prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities or a solicitation of a proxy in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or a solicitation. Neither the delivery of the Definitive Proxy Statement/Prospectus, or any revisions or supplements thereto, nor any distribution of securities made under the Definitive Proxy Statement/Prospectus, or any revisions or supplements thereto will, under any circumstances, create an implication that there has been no change in the affairs of VPCC or Dave since the date of the Definitive Proxy Statement/Prospectus or that any information contained therein is correct as of any time subsequent to such date, in each case, except as explicitly stated in a revision or supplement to the Definitive Proxy Statement/Prospectus filed with the SEC.

Participants in Solicitation

VPCC, Dave, and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from VPCC’s stockholders in connection with the Business Combination under the rules of the SEC. Information regarding VPCC directors and executive officers may be found in its registration statement on Form S-1, including amendments thereto, relating to its initial public offering, and other reports which are filed with the SEC. Additional information regarding the participants is also included in the Registration Statement and the Definitive Proxy Statement/Prospectus. These documents can be obtained free of charge from the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements

This material contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, the date for the Special Meeting, and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

In addition to factors previously disclosed in VPCC’s reports filed with the SEC and those identified elsewhere in this material, the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: inability to meet the closing conditions to the Business Combination, including the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, the inability to complete the Business Combination due to the failure to obtain approval of VPCC’s stockholders or Dave’s members, the failure to achieve the minimum amount of cash available following any redemptions by VPCC’s stockholders or the failure to meet the national stock exchange’s listing standards in connection with the consummation of the Business Combination. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of VPCC’s final prospectus dated March 4, 2021 relating to its initial public offering, the Definitive Proxy Statement/Prospectus, and other documents filed by VPCC from time to time with the SEC. These filings identify and address, or will identify and address, other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information set forth herein speaks only as of the date hereof in the case of information about VPCC and Dave or the date of such information in the case of information from persons other than VPCC or Dave, and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication.